UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A
(Amendment No. 1)
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 23, 2017
Date of Report
(Date of earliest event reported)

____________________
CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)
(650) 589-9445
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No.1”) to the Current Report on Form 8-K filed by Core-Mark Holding Company, Inc. with the Securities and Exchange Commission on May 30, 2017 (the “Original Filing”).  The purpose of Amendment No. 1 is to disclose the new compensation arrangements in connection with appointment of Mr. Matt Tachouet as Vice President and Chief Accounting Officer.  No other changes are being made to the Original Filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e) On May 23, 2017, the Company named Mr. Matt Tachouet as Vice President and Chief Accounting Officer, effective as of May 23, 2017.  In connection with his promotion, Mr. Tachouet will receive a one-time grant of 2,700 restricted stock units to be issued under the Company’s 2010 Long-Term Incentive Plan.  One-third of Mr. Tachouet’s newly-issued restricted stock units under the one-time grant will vest on January 1, 2018, one-third will vest on January 1, 2019 and the remaining one-third will vest on January 1, 2020, in each case subject to his continued service to the Company on such vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date: June 14, 2017	By:	/s/ CHRISTOPHER M. MILLER
	Name:	Christopher M. Miller
	Title:	Senior Vice President, Chief Financial Officer

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